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                                EXHIBIT 23.C

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1994 included in Louisiana-Pacific Corporation's Form 10-K for the year ended December 31, 1993.

                                   ARTHUR ANDERSEN LLP


Portland, Oregon,
  September 14, 1994

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